--------------------------------------------------------------------------------
                                 EMPLOYMENT AGREEMENT
--------------------------------------------------------------------------------

This Employment Agreement, dated December 31, 1996, by and between Integrated Measurement Systems, Inc., an Oregon corporation (hereinafter referred to as the "Company"), and David L. Brinker (hereinafter referred to as "Employee").


--------------------------------------------------------------------------------
                                      WITNESSETH
--------------------------------------------------------------------------------

WHEREAS, the Company wishes to employ Employee and Employee is desirous of being so employed;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. The Company hereby employs Employee and Employee hereby accepts employment by the Company for the period beginning on December 31, 1996 (the "Employment Date"). The Company shall continue to employ Employee for such time as the Company is in need of, or desirous of, the services of Employee. It is distinctly understood between the parties hereto that the duration of employment is unspecified and rests solely in the discretion of the Company.

2. Employee shall perform such duties and functions and hold such positions as the Board of Directors of the Company shall from time to time determine and in the performance of his duties, comply with the policies of and be subject to the reasonable direction of the Board of Directors of the Company. Employee's initial title and functions shall be General Manager, Test Software Division. If requested by the Board of Directors of the Company, Employee shall serve as an employee of one or more subsidiaries of the Company (hereinafter sometimes termed, collectively, "subsidiary" or "subsidiaries") and shall, in the performance of such duties, comply with the policies of the Board of Directors of any subsidiary.

3. As compensation for the services to be rendered by Employee hereunder, including all services as an officer of the Company or of any subsidiary of the Company, the Company agrees to pay or cause to be paid to Employee, during the period of Employee's employment pursuant to paragraph 1 hereof, an annual salary of $130,000 payable twice monthly. The salary paid to Employee shall be reviewed yearly by the Board which shall take into account the productivity of the Company, available resources, the performance of Employee, the cost of living and other factors deemed relevant; however, the Board shall have no obligation to make any adjustments in the salary of the Employee.

4. Employee's primary duties shall be performed at the Company's offices in Washington County, Oregon, or in such other location as the Board of Directors reasonably designates.

5. Employee agrees to devote his entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which even if not interfering, may be inimical to or contrary to the best interest of the Company.

6. Employee agrees that the "Propietary Information and Inventions Agreement" annexed hereto and made a part hereof as Exhibit "A" to the Agreement and the "Policy Statement on Conflicts of Interest" annexed hereto and made a part hereof as Exhibit "B", shall both be deemed to be a part of this Employment Agreement.

Employee further agrees that the termination or cessation of his employment or the expiration of this Employment Agreement shall not release him from any obligations contained in Exhibit "A". Employee shall at no time be entitled to any additional compensation for the services required by this paragraph or by Exhibits "A" or "B" but shall be reimbursed for his reasonable expenses in connection with securing patent protection and other similar rights for the Company in connection with Exhibit "A".

7. NONCOMPETITION. In consideration for and as an inducement to the Company's agreement to employ Employee hereunder, Employee agrees that:

(a) He will not, so long as he is an employee or officer of the Company or any subsidiary, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, or licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization, or exploitation of custom logic test systems and such other products as the Company may develop and other competitive products with those of the Company or the application thereof and products based thereon which are (x) logically equivalent to or, (y) substantially identical to or (z) an emulation of any equipment, technology, or the application thereof or products based thereon designed, marketed, announced, leased, or sold by the Company or any of its subsidiaries, in any geographic area where, during the time of his employment, the business of the Company or any of its subsidiaries is being or had been conducted in any manner whatsoever; provided, however, that the Employee may own any securities of any corporation or partnership which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock (or aggregate partnership interests) or securities of such company.

(b) If Employee terminates his employment with the Company or if the Company terminates the Employee's employment, the Employee agrees that he shall at the option of the Company for two (2) additional years have the duty of advising and consulting on a part-time basis with the Company and its subsidiaries in response to request for such services, provided the Company notifies the Employee in writing within sixty (60) days after the termination of his employment that such services are desired, and in such event the restrictions contained in subparagraph 7(a) above shall be extended for such two additional years. The Company agrees that (1) such services shall be performed within the United States of America; (2) the Employee shall not be required to devote such of his time to such services as will interfere with the Employee obtaining principal employment by others, and (3) the Employee shall not be required to perform such services during usual vacation periods and reasonable periods of illness or other incapacitation. The Company shall pay the Employee for such services compensation at the annual rate of twenty-five percent (25%) of the salary payable to the Employee immediately prior to termination of his employment. Such compensation shall be payable in twenty-four (24) equal monthly installments. The Company shall, however, pay to the Employee compensation at the full annual rate of salary payable to the Employee immediately prior to termination of his employment commencing on the date of such termination and ending on the later of the expiration of the Company's option hereunder in the event it is not exercised (being sixty (60) days after such termination) or sixty (60) days after notification to the Employee of the Company's exercise of such option before the provisions of subparagraph 7(c) here of become operative.

(c) If after conscientious effort (which the Company may ask the Employee to establish to its reasonable satisfaction), during any period in which the Employee is retained as a consultant by the Company and consequently subject to the restrictions of subparagraph (a) of this paragraph 7, the Employee is unable primarily due to such restrictions to obtain a comparable position (taking into account the particular assigned duties and responsibilities of his employment with the Company) which, together with any termination payments or consulting fees then being paid to the Employee by the Company, shall be as remunerative as his monthly remuneration with the Company when his employment terminated (hereinafter his "remuneration"), then, the Company shall pay to the Employee monthly, as an additional consulting fee or otherwise, a sum (the "Guarantee") such that his then monthly remuneration shall be equal to not less than his remuneration at the time of his termination. The Employee shall notify the Company in writing within fifteen (15) days after any calendar month as to which he seeks the Guarantee hereunder. The Employee must establish the amount of such Guarantee sought to the Company's reasonable satisfaction, whereupon the Company shall promptly (and, in any event, within fifteen (15) days of receipt of his notification) pay to him the amount of the Guarantee so established.

(d) In case any one or more of the terms contained in subparagraphs (a), (b) or
(c) of this paragraph 7 shall for any reason be held invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other terms herein, but such term shall be deemed deleted, and such deletion shall not affect the validity of the other terms of this paragraph 7. In addition, if any one or more of the terms contained in subparagraph (a), (b) or (c) of this paragraph 7 shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

8. The Company's obligation to issue warrants, options, or other securities to Employee under any existing or future plan or agreement is conditioned upon (1) his continued employment with the Company pursuant to this agreement at each such issuance date, and (2) no termination of his employment pursuant to paragraph 1 hereof having occurred. For the purpose of this paragraph 8, if Employee is advising or consulting with the Company and its subsidiaries, such activity shall not be deemed employment so as to entitle Employee to the issuance of warrants, options, or other securities or so as to prevent issued, but unexercised warrants, options, or other securities from lapsing.

9. The parties hereto agree that failure to comply with paragraph 7 Exhibits "A" and "B" of this Agreement cannot reasonably be adequately compensated in damages in an action at law, and breach of these provisions of this Agreement will cause the Company irreparable damage. Therefore, in addition to the other remedies which may be available to it, in law or in equity, the Company shall be entitled to injunctive relief without bond or other security with respect to the breach of either paragraph 7, Exhibit "A", or Exhibit "B", or any one or more of them.

10. Employee represents and warrants that on December 31, 1996, he is free to be employed by the Company upon the terms contained in the Agreement and that on December 31, 1996, there is no employment contract or restrictive covenants preventing full performance of his duties hereunder.

11. This Employment Agreement shall be binding upon the legal representatives, heirs, distributes, successors, and assigns of the parties hereto. It contains the entire agreement of the parties, and may not be changed orally, but only by a writing signed by the party against whom enforcement of any such a change is sought. It is agreed that a waiver by either party of a breach of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party. Any notice required by this Agreement shall be sent to the other party at the address set forth at the beginning of this Agreement, or to such other address as a party supplies to the other party in writing. This Employmeny Agreement shall be governed by the laws of the State of Oregon applicable to agreements made and to be performed therein.

This Employment Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter encompassed herein.

12. The termination of Employee's employment hereunder shall not affect the enforceability of paragraph 6, paragraph 7, paragraph 8, paragraph 9, and Exhibits "A" and "B" hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.




                                       INTEGRATED MEASUREMENT SYSTEMS, INC.

                                       By /s/ Gwyn Harney
                                          --------------------------------------

                                           /s/ David L. Brinker, Employee
                                          -----------------------

                                  SCHEDULE A

The following is a list of all inventions, discoveries or improvements relating to the Company's business which have been made by Employee prior to his/her employment with the Company.

EMPLOYEE'S INITIALS (ONE LINE ONLY)

                DLB                 None
-----------------------------------
                                    As listed below:
-----------------------------------

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ACKNOWLEDGED

INTEGRATED MEASUREMENT SYSTEMS, INC.

BY:  /s/ Gwyn Harney
    -------------------------------
DATED:           1-7-97
       ----------------------------

                                  EXHIBIT A

                    PROPRIETARY INFORMATION AND EMPLOYEE
                             INVENTIONS AGREEMENT

IT IS AGREED BETWEEN INTEGRATED MEASUREMENT SYSTEMS, INC., an Oregon
corporation (hereinafter the "Company"), and      David L. Brinker
                                              --------------------------
(hereinafter "Employee"), as follows:

1. EMPLOYMENT.

The Company has hired Employee to work in the position of GENERAL MANAGER, TEST SOFTWARE DIVISION. Employee acknowledges that, as a part of his/her employment, he/she is expected to create inventions and/or ideas of value to the Company.

2. CONFIDENTIAL INFORMATION OF OTHERS.

Employee does not have in his/her possession any confidential information or documents belonging to others, and will not use, disclose to the Company, or induce the Company to use, any such information or documents during his/her employment. Employee represents that his/her employment will not require him/her to violate any obligation to or confidence with another.

3. DEFINITION OF PROPRIETARY INFORMATION.

As used herein, the term "Proprietary Information" refers to any and all information of a confidential, proprietary or secret nature which is or may be either applicable to, or related in any way to (i) the business, present or future, of the Company, (ii) the research and development or investigations of the Company, or (iii) the business of any customer of the Company. Proprietary Information includes, for example and without limitation, trade secrets, processes, formulas, data, algorithms, source code, object code, know-how, improvements, inventions, techniques, marketing plans and strategies, and information concerning customers or vendors.

4. PROPRIETARY INFORMATION TO BE KEPT IN CONFIDENCE.

Employee acknowledges that the Proprietary Information is a special, valuable and unique asset of the Company, and Employee agrees at all times during the period of his/her employment and thereafter he/she will not directly or indirectly use the Proprietary Information other than in the course of performing duties as an employee of the Company, nor will Employee directly or indirectly disclose any Proprietary Information or anything relating thereto to any person or entity, except in the course of performing his/her duties as an employee of the Company and with the consent of the Company. Employee will abide by the Company's policies and regulations, as established from time to time, for the protection of its Proprietary Information.

5. OTHER EMPLOYMENT.

Employee agrees that during the period of his/her employment by the Company, he/she will not, without the Company's prior written consent, directly or indirectly engage in any employment, consulting, or activity other than for the Company relating to any line of business in which the Company is now or at such time is engaged, or which would otherwise conflict with his/her employment obligations to the Company.

6. RETURN OF MATERIALS AT TERMINATION.

In the event of any termination of his/her employment, whether or not for cause and whatever the reason, Employee will promptly deliver to the Company all documents, data, records and other information pertaining to his/her employment, and Employee shall not take with him/her any documents or data, or any reproduction or excerpt of any documents or data, containing or pertaining to any Proprietary Information.

7. DISCLOSURE TO COMPANY; INVENTIONS AS SOLE PROPERTY OF COMPANY.

Employee agrees to promptly disclose in writing to the Company any and all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, manuscripts, writings and know-how, whether or not patentable and whether or not reduced to practice, conceived or learned by the Employee during the period of his/her employment, either alone or jointly with others which relate to or result from the actual or anticipated business, work, research or investigations of the Company, or which result, to any extent, from use of the Company's premises or property (the work being hereinafter collectively referred to as the "Inventions").

Employee hereby agrees to assign to the Company all of his/her entire right and interest in and to all the Inventions. Within 30 days following the Company's receipt of Employee's written disclosure of an Invention, Employee shall assign to the Company or any other entity designated by it all domestic and foreign rights pertaining to such Invention, and assist the Company in every way (at the Company's expense) to obtain and from time to time enforce patents or copyrights on such Invention in any and all countries. To that end, by way of illustration but not limitation, Employee will testify in any suit or other proceeding involving any of the Inventions, execute all documents which the Company reasonably determines to be necessary or convenient for use in applying for and obtaining patents or copyrights thereon and enforcing same, and execute all necessary assignments thereof to the Company or persons designated by it. Employee's obligation to assist the Company in obtaining and enforcing patents or copyrights for the Inventions shall continue beyond the termination of his/her employment, but the Company shall compensate Employee at a reasonable rate after such termination for the time actually spent by Employee at the Company's request on such assistance.

8. LIST OF PRIOR INVENTIONS.

All inventions, if any, which Employee made prior to his/her employment by the Company are excluded from the scope of this Agreement. As a matter of record, Employee has set forth on Schedule A attached hereto a complete list of all inventions, discoveries, or improvements relating to the Company's business which have been made by Employee prior to his/her employment with the Company. Employee represents and convenants that such list is complete.

9.  INJUNCTION.

Employee agrees that it would be difficult to measure damage to the Company from any breach by Employee of the promises set forth in Paragraphs 4, 5, and 6 herein, and that injury to the Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Employee agrees that if he/she shall breach any provision of Paragraphs 4, 5, or 6 or any of them, the Company shall be entitled, in addition to all other remedies it may have, to injunction or other appropriate orders to restrain any such breach by Employee without showing or proving any actual damage sustained by the Company.


10.  GENERAL.

(a) To the extent that any of the agreements set forth herein, or any word, phrase, clause, or sentence thereof shall be found to be illegal or unenforceable for any reason, such agreement, word, clause, phrase or sentence shall be modified or deleted in such a manner so as to make the agreement as modified legal and enforceable under applicable laws, and the balance of the agreements or parts thereof shall not be affected thereby, the balance being construed as severable and independent.

(b) This Agreement shall be binding upon Employee and his/her heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its successors and assigns and any Subsidiary.

(c) This Agreement shall be governed by the laws of the State of Oregon, which state shall have jurisdiction of the subject matter hereof.

(d) This Agreement may be signed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

(e) The use of the singular in this agreement includes the plural, as appropriate.

(f) This Agreement represents the entire agreement between Employee and the Company with respect to the subject matter hereof, superseding all previous oral or written communications, representations or agreements. This agreement may be modified only by a duly authorized and executed writing.


INTEGRATED MEASUREMENT SYSTEMS, INC.:

By: /s/ Gwyn Harney
   -----------------------------

Title: Director, H R
      --------------------------

Date:      1-7-97
     ---------------------------

EMPLOYEE:

Print Name: David L. Brinker           CAUTION TO EMPLOYEE:
           ---------------------       --------------------
                                       THIS AGREEMENT AFFECTS IMPORTANT
Signature: /s/ David L. Brinker        RIGHTS.  DO NOT SIGN UNLESS YOU
          ----------------------       HAVE READ IT CAREFULLY AND ARE
                                       SATISFIED THAT YOU UNDERSTAND
Date:      12-23-96                         IT COMPLETELY.
     ---------------------------               -----------

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                                      EXHIBIT B



                         INTEGRATED MEASUREMENT SYSTEMS, INC.


                                   (THE "COMPANY")
                      POLICY STATEMENT ON CONFLICTS OF INTEREST
--------------------------------------------------------------------------------

It is generally accepted as good business practice that employees disclose in detail any outside activities or interests which potentially may conflict or even appear to conflict with the Company's best interest. Accordingly, it is the policy of the Company to require such disclosure.

While it is not possible to describe, or even anticipate all the circumstances and situations that might involve or even appear to involve conflict of interest, the following enumeration's of some such activities are given for illustration and without limitation:

1. Being connected directly or indirectly with any business (as owner, partner, officer, director, participant, licensee, consultant, shareholder, or as the recipient of wages, salary, bonus, fees, commissions, or other compensation of value) which sells, provides materials, supplies, equipment, facilities, or services to the Company or which is in direct or indirect competition with, or which is a customer of the Company. (Shares of stock in listed companies acquired as a part of a normal investment program may be excluded).

2. Giving or accepting gifts, entertainment, or any other personal favor or preferment to or from anyone with whom the Company has or is likely to have any business dealings, including an employee, prospective employee, customer, competitor, or vendor which go beyond common courtesies usually associated with accepted business practice.

3. Disclosing directly or indirectly any confidential information acquired by him or her in the course of his or her official duties or using such information to further his or her personal interests to the Company's disadvantage.

4. Acquiring directly or indirectly through ownership or lease, property, real estate, or facilities in which the Company has an active or potential interest.

5. Speculating or commercially dealing in the products (first quality, used, obsolete, or scrap) sold by the Company or in any used property (machinery, equipment, facilities, furniture, and fixtures) of the Company.

I have read the Company's Policy Statement on Conflicts of Interest and affirm that to the best of my knowledge and belief, I am involved in no such situation with might create or appear to create a conflict of interest, except as explained fully and completely below.

I further agree to report immediately any circumstances or situations arising in the future that might involve me or appear to involve me in a conflict of interest.




NAME:   /s/ David L. Brinker                      DATE:  12/23/96
     ---------------------------------------           -------------------------